Exhibit (g)(17)

May 1, 2014

Mr. Robert Triano

Vice President

State Street Bank and Trust Company

801 Pennsylvania

Kansas City, MO 64105

Re:	Pacific Select Fund (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established the PD 1-3 Year Corporate Bond Portfolio effective May 1, 2014. In accordance with Section 1 of the Custody and Investment Accounting Agreement dated as of June 1, 2001, as amended, by and between the Fund and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for the new portfolios under the terms of the aforementioned contract. A current list of portfolios subject to the provisions of the agreement is attached hereto as Schedule A.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

PACIFIC SELECT FUND

By: /s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Vice President , Duly Authorized

By: /s/ Laurene E. MacElwee
Name: Laurene E. MacElwee
Title: VP & Assistant Secretary, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:  /s/ Michael F. Rogers

Name:  Michael F. Rogers

Title:  Executive Vice President, Duly Authorized

Schedule A – Custody and Investment Accounting Agreement

List of Portfolios

As of May 1, 2014

(Between Pacific Select Fund and State Street Bank and Trust Company)

Fixed Income Portfolios:

Diversified Bond

Emerging Markets Debt

Floating Rate Loan

Floating Rate Income

High Yield Bond

Inflation Managed

Inflation Strategy

Managed Bond

Short Duration Bond

U.S. Equity Portfolios:

American Funds® Growth

American Funds® Growth-Income

Comstock

Dividend Growth

Equity Index

Focused Growth

Growth LT

Large-Cap Growth

Large-Cap Value

Long/Short Large-Cap

Main Street® Core

Mid-Cap Equity

Mid-Cap Growth

Mid-Cap Value

Small-Cap Equity

Small-Cap Growth

Small-Cap Index

Small-Cap Value

Tactical Strategy Portfolio

Value Advantage

Sector Portfolios:

Health Sciences

Real Estate

Technology

Non-U.S. Equity Portfolios:

Emerging Markets

International Large-Cap

International Small-Cap

International Value

Tactical International Portfolio

Asset Allocation/Balanced Portfolios:

American Funds® Asset Allocation

Pacific Dynamix— Conservative Growth

Pacific Dynamix— Moderate Growth

Pacific Dynamix— Growth

Portfolio Optimization Conservative

Portfolio Optimization Moderate-Conservative

Portfolio Optimization Moderate

Portfolio Optimization Growth

Portfolio Optimization Aggressive-Growth

Pacific Dynamix Underlying Portfolios:

PD 1-3 Year Corporate Bond

PD Aggregate Bond Index

PD High Yield Bond Market

PD Large-Cap Growth Index

PD Large-Cap Value Index

PD Small-Cap Growth Index

PD Small-Cap Value Index

PD International Large-Cap

PD Emerging Markets

Alternative Strategies Portfolios:

Currency Strategies Portfolio

Global Absolute Return Portfolio

Precious Metals Portfolio